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EXHIBIT 99.1

PREVIEW SYSTEMS ANNOUNCES SECOND CASH DISTRIBUTION AMOUNT

        PORTLAND, OR—January 25, 2002—Preview Systems, Inc. ("Preview") announced today that its Board of Directors has approved a second cash distribution amount to its stockholders of record as of July 25, 2001, its final record date, of $0.25 per share. This cash distribution is scheduled to be paid on or about February 12, 2002. Additional information concerning this cash distribution can be found in Preview's Form 8-K to be filed today with the Securities and Exchange Commission available at www.sec.gov.

        This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by this section. No assurance can be given that Preview will be able to avoid circumstances that might prevent it from making additional liquidation payments, including litigation or new liabilities that might arise between now and any liquidation payment date. Other important factors include delay and or additional costs associated with compliance or failure to comply with rules and regulations associated with our plans to liquidate a portion of the cash of the company through a distribution to stockholders; amendment, delay in implementation or termination of any plan to wind down Preview; the transactions we have agreed to, and any winding-down of Preview in the future may result in payments to stockholders that are substantially lower than the price a stockholder paid for shares of our Common Stock.. The matters discussed in this press release involve additional risks and uncertainties described from time to time in our filings with the SEC, including our definitive proxy statement dated June 6, 2001, our annual report on Form 10-K for the year ended December 31, 2000, including our Form 10-K/A and our quarterly reports on Form 10-Q. We assume no obligation to update the forward-looking information contained in this press release..

Preview Systems Contact:
Roger Rowe
Preview Systems, Inc.
(503) 274-2271

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PREVIEW SYSTEMS ANNOUNCES SECOND CASH DISTRIBUTION AMOUNT